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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                 April 14, 2004
           ----------------------------------------------------------
                Date of Report (Date of earliest event reported)



                     ChrisKen Partners Cash Income Fund L.P.
   --------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



            Delaware                       0-17602               36-3521124
---------------------------------     ------------------     -------------------
  (State or other jurisdiction           (Commission            (IRS Employer
        of incorporation)                 File Number)       Identification No.)



                             Chicago, Illinois 60606
                           ---------------------------
               (Address of principal executive offices) (Zip Code)



                                 (312) 454-1626
                               ------------------
                         (Registrant's telephone number)



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ITEM 5. OTHER EVENTS.

On February 9, 2004, ChrisKen Partners Cash Income Fund L.P. (the "Partnership"), through a subsidiary limited partnership, entered into a Sale and Purchase Agreement to sell the Springdale Apartments to Joint Venture, LLC, Phillip & Sally Askotzky Revocable Living Trust Dated 10/07/96, Michael A. and Tracy C. Askotzky Trust T/U//A Dated March 8, 1999, The Levinsky and Ceren Family Trust Dated April 26, 1989, 2002 Levinsky Family Trust, Maurice Neeman Trust and Shirley Neeman Trust and Springdale Apartments, LLC (collectively, the "Purchaser"), for a purchase price of $11,385,000, subject to certain adjustments at or prior to closing, payable in cash.

         The Managing General Partner conditioned the sale to the Purchaser on approval by limited partners holding not less than a majority of the Partnership's outstanding Units. Such approval was obtained at a meeting of the limited partners held on April 14, 2004. At that meeting, 22,927.4440 of the 35,964.875 Units were voted, of which 22,506.7246 (62.58%) of the Units were voted for the sale, 139.8398 Units (.39%) Units were voted against the sale and
280.8796 (.78%) Units abstained. The Partnership completed the sale of the Springdale Apartments on April 15, 2004.

         The Partnership will continue to own and operate its second property, Gold Coast Storage, until it can be sold and the Partnership is terminated and dissolved and thereafter liquidated. Accordingly, approval of the sale of the Springdale Apartments will not cause a termination or dissolution of the Partnership.











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                                    SIGNATURE


         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      JOHN F. KENNEDY


                                      /s/ John F. Kennedy
                                      ------------------------------------------
                                      John F. Kennedy
Dated: April 21, 2004                 President